     PRICING SUPPLEMENT NO. 56                               Rule 424(b)(3)
     DATED: May 7, 1997                                  File No. 333-17985
     (To Prospectus dated January 22, 1997
     and Prospectus Supplement dated January 22, 1997)


                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

      Principal Amount:            Floating Rate Notes  Book Entry Notes
      $4,000,000                   [x]                  [x]

      Original Issue Date:         Fixed Rate Notes     Certificated Notes
      May 9, 1997                  [_]                  [_]


      Maturity Date:
      May 10, 1999

      Option to Extend Maturity:   No  [x]

                                   Yes [_]   Final Maturity Date:

                                           Optional           Optional
                         Redemption        Repayment          Repayment
      Redeemable On      Price(s)          Date(s)            Price(s)
      -------------      --------          -------            --------

      N/A                N/A               N/A                N/A

     Applicable Only to Fixed Rate Notes:
     -----------------------------------

     Interest Rate:

     Applicable Only to Floating Rate Notes:
     --------------------------------------

      Interest Rate Basis:                  Maximum Interest Rate: N/A

      [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

      [_]  Federal Funds Rate               Interest Reset Date(s): *

      [_]  Treasury Rate                    Interest Reset Period: Monthly

      [_]  LIBOR Reuters                    Interest Payment Date(s): **

      [x]  LIBOR Telerate

      [_]  Prime Rate                       Interest Payment Period: Monthly

      [_]  CMT Rate

      Initial Interest Rate: ***

      Index Maturity:  One Month

      Spread (plus or minus): +0.10%

     -------------------------

     *    On the 10th of each month.

     **   On the 10th of each month, commencing June 10, 1997.

     ***  One month LIBOR as of May 7, 1997, plus 10 basis points.



     The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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